09 June 2000
CLIFFORD

CHANCE

PUNDER



                                 FIBERCORE, INC.




                                   AS PLEDGOR



                                       AND



                           CRESCENT INTERNATIONAL LTD.




                                   AS PLEDGEE




              ----------------------------------------------------
                             SHARE PLEDGE AGREEMENT
                  relating to the shares in FiberCore Jena GmbH
              ----------------------------------------------------

                                  NOTARIAL DEED

                                                      ROLL OF DEED NO. _______

Recorded

at Basel/Switzerland this 9 day of  June 2000


Before me, the undersigned



                         Jacqueline Burckhardt Bertossa

                                     notary

with official offices in Basel/Switzerland appeared today:

[name of representative], born [ ] [profession] [Swiss] citizen, with private domicile at [ ], personally known to the notary.

Hereinafter not acting in [his] [her] own name but, excluding any personal liability and without having power of attorney (Vertreter ohne
Vertretungsmacht), for and on behalf of

      (a) CRESCENT INTERNATIONAL LTD. an entity organized and existing under the laws of Bermuda,

      (b)   FIBERCORE, INC., an entity organized under the laws of Nevada.



The Notary convinced himself that the person appearing is in adequate command of the English language and declared that he is in command of the English language as well.

The person appearing stated that the parties represented by them requested that this instrument be recorded in the English language.

[On being asked whether there had been any prior involvement by the notary in terms of paragraph 3 sub-paragraph 1 No. 7 of the German Notarisation Act (Beurkundungsgesetz) the provisions of which had been explained by the Notary, the persons appearing said that there had been no such prior involvement.]

I. Requesting its notarisation, the persons appearing then declared the following:

                             SHARE PLEDGE AGREEMENT

BETWEEN:

1. FIBERCORE, INC., an entity organized and existing under the laws of Nevada, having its business address at 253 Worcester Rd., P.O. Box 180, Charlton, MA 01507 (the "PLEDGOR");

2. CRESCENT INTERNATIONAL LTD., an entitiy organized and existing under the laws of Bermuda, having its offices at Clarendon House, 2 Church Street, Hamilton H11, Bermuda. (the "PLEDGEE").




WHEREAS:

(A) The Pledgee and the Pledgor have entered into a certain securities purchase agreement dated on or about the date of this Agreement (the "SECURITIES PURCHASE AGREEMENT") covering, inter alia, convertible notes in the nominal aggregate amount of up to $7.5 million US dollars, issued by the Pledgor in favor of the Pledgee (the "CONVERTIBLE Notes").

(B) The Pledgor has agreed to grant a pledge over its Shares in the Company (as defined below) as security for the Pledgee's respective claims (as defined below) against the Pledgor under the Convertible Notes.

NOW, IT IS AGREED as follows:


1.    DEFINITIONS AND LANGUAGE

1.1   In this Agreement:

      "BOOK VALUE" of the Collateral means the aggregate book value of the Collateral as set forth on Attachment A to this Agreement; provided, however, that the Book Value of the Collateral shall decrease by an aggregate amount of $150,000 per month on the first calendar day of each month, on and after January 1, 2000.

      "COLLATERAL" means the collateral to be granted under the Security Agreement.

      "COMPANY" means FiberCore Jena GmbH, a limited liability company (Gesellschaft mit beschrankter Haftung) organised under the laws of the Federal Republic of Germany having its business address at Goschwitzer Strasse 20, 07745 Jena/Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Gera under HRB 4819.

      "EFFECTIVE COLLATERAL" means the lesser of (A) the Book Value or (B) the Distributable Collateral which shall mean: total assets (Aktiva), less total reserves (Ruckstellungen), less total liabilities (Verbindlichkeiten), less additional items for investment subsidies for fixed assets (Sonderposten fur Investitionszuschusse zum Anlagevermogen), less additional items for investment grants for fixed assets (Sonderposten fur Investitionszulage zum Anlagevermogen) less registered capital (Stammkapital/gezeichnetes Kapital), of the Company, as shown on the balance sheet of the Company on the date such calculation is made.

      "SECURITY AGREEMENT" means the security agreement between the Company and the Pledgee dated on or about the date of this Agreement.

1.2 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.    PLEDGED SHARES

2.1 The Company has a nominal share capital (Stammkapital) of DM 4,250,000 (in words: Deutsche Mark four million two hundred fifty thousand) which is divided into

2.2   two shares which shares have a nominal amount of DM 50,000 (in words:
      Deutsche Mark fifty thousand, and DM 4,200,000 (in words: Deutsche Mark four million two hundred thousand) (the "EXISTING SHARES").

2.3   The Pledgor is the owner of the Existing Shares.

3.    SECURED OBLIGATIONS

      The pledges hereunder are constituted in order to secure the prompt and complete satisfaction of any and all obligations (present and future, actual and contingent) which are (or are expressed to be) owed or become owing by the Pledgor to the Pledgee under the Convertible Notes (the "SECURED OBLIGATIONS").

4.    PLEDGE

4.1 The Pledgor hereby pledges to the Pledgee the Existing Shares as well as any other shares the Pledgor holds in the Company and all additional shares in the capital of the Company (irrespective of their nominal value) which the Pledgor may acquire in the future in the event of a share transfer, an increase of the capital of the Company or otherwise (the "FUTURE SHARES" and, together with the Existing Shares the "Shares") together with all ancillary rights and claims associated with the Shares as more particularly specified in Clause 5 hereof (the "PLEDGES").

4.2   The Pledgee hereby accepts the Pledges for itself.

4.3 The Pledges are in addition, and without prejudice, to any other security the Pledgee may now or hereafter hold in respect of the Secured Obligations.

4.4 The Pledgor hereby waives any and all rights of pre-emption it may have under the articles of association of the Company or otherwise.

5.    SCOPE OF THE PLEDGES

5.1   The Pledges constituted by this Agreement includes:

      (a)   the present and future rights to receive:

            (i)   dividends payable in relation to the Shares, if any; and

            (ii) liquidation proceeds, redemption proceeds (Einziehungsentgelt), repaid capital in case of a capital decrease, any compensation in case of termination (Kundigung) and/or withdrawal (Austritt) of a shareholder of the Company, the surplus in case of surrender (Preisgabe) and all other pecuniary claims associated with the Shares;

      (b)   the right to subscribe for newly issued shares; and

      (c)   all other rights and benefits attributable to the Shares.

5.2 Notwithstanding that the dividends are pledged hereunder, the Pledgor shall be entitled to receive and retain all dividend payments whether in cash, non-cash, by the issue of any loan note or debt instrument in respect of the Shares until such time as the Pledgee is entitled to enforce the Pledges constituted hereunder.

6.    EXERCISE OF MEMBERSHIP RIGHTS

      The membership rights, including the voting rights, attached to the Shares remain with the Pledgor. The Pledgor, however, shall at all times until the full satisfaction of all Secured Obligations or the release of the Pledges exercise its membership rights, including its voting rights, in good faith to ensure that the validity and enforceability of the Pledges and the existence or value of all or part of the Shares are not in any way adversely affected, other than through dividend payments pursuant to Clause 5.2 above. The Pledgor undertakes that no resolutions are passed which constitute a breach of its obligations under Clause 8 hereof.

7.    ENFORCEMENT OF THE PLEDGES

7.1 If the requirements set forth in Section 1204 et seq. of the German Civil Code (Burgerliches Gesetzbuch) with regard to the enforcement of the Pledges are met (Pfandreife), in particular, if any of the Secured Obligations has become due and payable, then in order to enforce the Pledges, the Pledgee may at any time thereafter avail itself of all rights and remedies that a pledgee has upon default of a pledgor under the laws of the Federal Republic of Germany.

7.2 Notwithstanding Section 1277 of the German Civil Code, the Pledgee is entitled to exercise their rights without obtaining enforceable judgment or other instrument (vollstreckbarer Titel) by the way of public auction.

7.3 The Pledgor hereby expressly agrees that five (5) business days' prior written notice to the Pledgor of the place and time of any such public auction shall be sufficient. The public auction may take place at any place in the Federal Republic of Germany designated by the Pledgee.

7.4 If the Pledgee should seek to enforce the Pledges under Clause 7.1 hereof, the Pledgor shall, at its own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the Shares or any part thereof and/or the exercise by the Pledgee of any other right it may have as Pledgee.

7.5 The proceeds of the realisation shall be applied by the Pledgee in discharge of the Secured Obligations. The balance, if any, of any of such proceeds shall be paid to the Pledgor.

7.6   Following satisfaction of the requirements for enforcement under Clause
      7.1 hereof, all subsequent dividend payments and all payments based on similar ancillary rights attributed to the Shares may be applied by the Pledgee in satisfaction in whole or in part of the Secured Obligations or treated as additional collateral.

7.7 Even if the requirements for enforcement referred to under Clause 7.1 above are met, the Pledgee shall not, whether as proxy or otherwise, be entitled to exercise the voting rights attached to the Shares. However, the Pledgor shall, upon occurrence of an event which allows the Pledgee to enforce the Pledges, have the obligations and the Pledgee shall have the rights set forth in Clauses 8.5 below regardless of which resolutions are intended to be adopted.

7.8 The Pledgee may, in its sole discretion, determine which of several security interests, if applicable, shall be used to satisfy the Secured Obligations.

7.9 The Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to Sections 770, 1211 of the German Civil Code. In the case of enforcement,
      Section 1225 of the German Civil Code (legal subrogation of claims to a pledgor - Forderungsubergang auf den Verpfander) shall not apply.

8.    UNDERTAKINGS OF THE PLEDGOR

      During the term of this Agreement, the Pledgor undertakes to the Pledgee:

8.1 not to take, or participate in, any action which results or might result in the Plegor's loss of ownership of all or part of the Shares, and any other transaction which would have the same result as a sale, transfer, encumbrance or other disposal of the Shares or which would for any other reason be inconsistent with the security interest of the Pledgee or the security purpose (as described in Clause 3 hereof) or defeat, impair or circumvent the rights of the Pledgee except as permitted by the Pledgee;

8.2 not to encumber, permit to subsist, create or agree to create any other security interest or third party right in or over the Shares except as set out in this Agreement;

8.3   to promptly effect any payments to be made in respect of the Shares;

8.4 to promptly notify the Pledgee of any change in the shareholding in or capital of the Company or any encumbrance over the Shares (or part of them);

8.5 to promptly inform the Pledgee of all matters concerning the Company of which the Pledgor is aware which might adversely affect the security interest of the Pledgee. In particular, the Pledgor shall notify the Pledgee forthwith of any shareholders' meeting at which a shareholders' resolution is intended to be adopted which could have an adverse effect upon any of the Pledges. The Pledgor shall allow, following the occurrence of any of the circumstances which permit the Pledgee to enforce the Pledges constituted hereunder in accordance with Clause 7 hereof, the Pledgee or, as the case may be, its proxy or any other person designated by the Pledgee, to participate in all such shareholders' meetings of the Company as attendants without power to vote. Subject to the provision contained in Clause 11.1 hereof, the Pledgee's right to attend the shareholders' meeting shall lapse immediately upon complete satisfaction and discharge and discharge of the Secured Obligations. In any event, as long as the Pledges remain in effect, the Pledgee shall receive, by the Pledgor a protocol of any ordinary or extraordinary shareholders' meeting;

8.6 in the event of any increase in the capital of the Company, not to allow, without the prior written consent of the Pledgee, any other party to subscribe for any Future Shares if such subscription were to result in a decrease of the Pledgor's shareholding below the proportion currently held by the Pledgor, and not to defeat, impair or circumvent in any way the rights of the Pledgee created hereunder;

8.7 to refrain from any acts or omissions, the purpose or effect of which is or would be the dilution of the value of the Shares, the Shares ceasing to exist or being encumbered;

8.8 to change the Articles of Association of the Company to the effect that any transfer of Shares shall only be possible with the consent of the shareholders;

8.9 not to amend the articles of association of the Company to the extent that such amendment would or would be likely to adversely affect the security interest of the Pledgee created hereunder without the prior written consent of the Pledgee

8.10 insofar as additional declarations or actions are necessary for the creation of the Pledges in favour of the Pledgee, the Pledgor shall at the Pledgee's request make such declarations and undertake such actions at the Pledgor's costs and expenses.

9.    REPRESENTATIONS AND WARRANTIES

      The Pledgor represents and warrants to the Pledgee by way of an independent guarantee (unabhangiges Garantieversprechen) that:

9.1 at the date hereof the Company is validly existing and neither insolvent nor subject to any composition or insolvency proceedings;

9.2   the statements made in Clause 2 above are true and correct;

9.3 it is and will be the sole legal and beneficial owner, free from encumbrances (other than the Pledges created hereunder), of all Existing Shares and has the corporate power and authority to enter into this Agreement;

9.4 this Agreement constitutes its legal valid and binding obligations and the Pledges constituted hereunder creates valid pledges which are enforceable without enforceable judgment or other instrument (vollstreckbarer Titel);

9.5 all necessary authorisations to enable or entitle the Pledgor to enter into this Agreement have been obtained and are in full force and effect and will remain in full force and effect at all times during the subsistence of the security hereby construed and pursuant to the articles of association of the Company, and the Pledges over the Shares is not subject to the approval of the Company's shareholders or the Company;

9.6 the Existing Shares are and the Future Shares will be fully paid in and there is no nor will there be any obligation for a shareholder to make additional contributions;

9.7 the share capital has not been repaid in any way; all facts capable of being entered into the commercial register of the Company have been entered into the commercial register, and, in particular, no shareholders' resolutions regarding changes in the articles of association of the Company have been passed which are not entered into the commercial register of the Company; and

9.8 there are no silent partnership agreements or similar arrangements by which a third party is entitled to a participation in the profits or revenue of the Company.

10.   INDEMNITY

10.1 The Pledgee shall not be liable for any loss or damage suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of the wilful misconduct or gross negligence of the Pledgee.

10.2 The Pledgor will indemnify the Pledgee and keep the Pledgee indemnified against any and all damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Pledgee for anything done or omitted in the exercise or purported exercise of the powers contained herein and occasioned by any breach of the Pledgor of any of its obligations or undertakings herein contained other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred or made against the Pledgee as a result of the gross negligence or wilful misconduct of the Pledgee.

11.   DURATION AND INDEPENDENCE

11.1 This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cease to exist, if the Pledgor under the Convertible Notes has only temporarily discharged the Secured Obligations.

11.2 This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Convertible Notes or in any document or agreement related to any of the Convertible Notes shall affect the validity or the scope of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it.

11.3 This Agreement is independent from any other security or guarantee which may have been or will be given to the Pledgee. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

12.   RELEASE (PFANDFREIGABE)

12.1 Upon complete and irrevocable satisfaction of the Secured Obligations, the Pledgee will, as soon as reasonably practical, declare the release of the Pledges (Pfandfreigabe) to the Pledgor as a matter of record. For the avoidance of doubt, the parties are aware that upon full and complete satisfaction of the Secured Obligations the Pledges due to their accessory nature (Akzessorietat) cease to exist by operation of German mandatory law.

12.2 Notwithstanding anything herein to the contrary, upon written request of the Pledgor, the Pledgee agrees to release the Pledges if the Effective Collateral exceeds 120% of the outstanding principal amount of the Convertible Notes. Such written request shall be accompanied by a certificate of an accountant confirming the value of the Distributable Collateral which can be distributed in accordance with sections 30 and 31 of the German Limited Liability Companies Act ("GmbHG") of as of the date of the request. After the release of the Pledges pursuant to the prior sentence and upon the Pledgee's request, the Pledgor shall be required to provide the Pledgee with monthly certificates from a certified accountant setting forth the current details of the value of the Distributable Collateral. If at any time after the Pledges have been released, the outstanding principal amount of the Convertible Notes exceeds the Effective Collateral by more than Euros 100,000, the Pledgor agrees to enter into a new pledge agreement on the same terms and conditions of this Agreement, with all costs and expenses relating to such pledge agreement to be borne by the Pledgor.

13.   COSTS AND EXPENSES

      All costs, charges, fees and expenses triggered by this Agreement or reasonably incurred in connection with its preparation, execution, amendments and enforcement (in each case including fees for legal advisers) shall be borne by the Pledgor.

14.   PARTIAL INVALIDITY; WAIVER

14.1 If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid or unenforceable provision shall be deemed replaced by such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision.

14.2 No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

14.3 In particular, the Pledges shall not be affected and shall in any event extend to any and all Shares in the Company even if the number or nominal value of the Existing Shares or the aggregate share capital of the Company as stated in Clause 2 are inaccurate or deviate from the actual facts.

15.   AMENDMENTS

      Changes and amendments to this Agreement including this subsection shall be made in writing, unless notarial form by operation of law is required. This also applies to this Clause 15.

16.   NOTICES AND THEIR LANGUAGE

16.1 Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by post or fax to the following addresses:

      For the Pledgor:                     FIBERCORE, INC.
                                           Address:   253 Worcester Rd.
                                                      P.O. Box 180
                                                      Charlton, MA 01507

                                           Tel.:      (508) 248-3900
                                           Fax:       (508) 248-5588
                                           Attention:  Dr. Mohd A Aslami/
                                                       Michael Beecher

      with a copy (which shall not constitute notice) to:

                                            CADWALADER WICKERSHAM & TAFT
                                            Address   100 Maiden Lane
                                                      New York, NY 10038
                                            Tel:      (212) 504-6222
                                            Fax:      (212) 504-6666
                                            Attention: Malcolm Wattman, Esq.



      For the Pledgee :                    CRESCENT INTERNATIONAL LTD.
                                           Address:   c/o GreenLight
                                                      (Switzerland) S.A.
                                                      84, av Louis-Casai
                                                      1216 Geneva,
                                                      Cointrin, Switzerland

                                           Tel.:      +41 22 791 72 56
                                           Fax:       +41 22 929 53 94
                                           Attention:  Mel Craw/Maxi Brezzi

      with a copy (which shall not constitute notice) to:

                                            CLIFFORD CHANCE ROGERS & WELLS LLP
                                            Address:  200 Park Avenue,
                                                      52nd Floor
                                            New York, NY  10166
                                            Tel:      (212) 878-8000
                                            Fax:      (212) 878-8375
                                            Attention: Sara P. Hanks, Esq./
                                                       Earl S. Zimmerman, Esq

      or to such other address as the recipient may notify or may have notified to the other party in writing.

16.2 Save for the notice pursuant to Section 16 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung) any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

17.   APPLICABLE LAW, JURISDICTION

17.1 This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

17.2 The place of jurisdiction for any and all disputes arising under or in connection with this agreement shall be the district court (Landgericht) in Frankfurt am Main. The Pledgee however, shall also be entitled to take action against the Pledgor in any other court of competent jurisdiction. Further, the taking of proceedings against the Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

The Notary advised the persons appearing

      - that a pledge is a security instrument of strictly accessory nature (which means that it comes into legal existence only if, to the extent that, and as long as, the underlying secured claims do in fact exist, and that the owners of the secured claims and the pledgees must be identical);

      - that there is no bona fide creation, acquisition nor ranking of a pledge of shares (which means that the pledgees are not protected if the shares purported to be pledged do not exist, have been previously transferred to a third party, or have been previously encumbered for the benefit of a third party); and

      - that the English original version of this Agreement will not be acceptable for enforcement but will have to be translated, by a certified translator, into German for such purposes.

The Notary is hereby instructed to give notice of this Agreement and the Pledges of the rights pursuant to Clause 4 (Pledge) and Clause 5 (Scope of the Pledges) to the Company by means of forwarding to the Company a certified copy of this Agreement.

The above Agreement was read aloud by the Notary to the persons appearing, approved by them and signed in their own hand as follows:


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                                  ATTACHMENT A

                                   BOOK VALUE